Exhibit 21.1
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                                  Subsidiaries
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Radio One  Licenses,  Inc., a Delaware  corporation,  is the only  subsidiary of
Radio One, Inc., and does business under the following call letters:

         WKYS-FM
         WMMJ-FM
         WOL-AM
         WYCB-AM
         WERQ-FM
         WOLB-AM
         WWIN-FM
         WWIN-AM
         WPHI-FM